EXHIBIT 99.1

FORM OF

LEASE

between

CARMAX, INC.,

as Tenant

and

CAR CMX L.P.

as Landlord

dated August 10, 2001

      THIS LEASE AGREEMENT is made as of this 10th day of August, 2001, by and between CAR CMX L.P., a Delaware limited partnership (“Landlord”), and CARMAX, INC., a Virginia corporation, having its principal office at 9950 Mayland Drive, Richmond, Virginia 23233-1464 (“Tenant”).

      In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

      1. Certain Definitions.

          (a) “Additional Rent” shall mean all sums required to be paid by Tenant to Landlord hereunder other than Basic Rent, which sums shall constitute rental hereunder.

          (b) “Alteration” or “Alterations” shall mean any or all changes, additions, improvements, reconstructions or replacements of any of the Improvements, both interior or exterior, and ordinary and extraordinary.

          (c) “Basic Rent” shall mean the annual rent payable in monthly installments in advance on the first day of each month during each year of the Term, as such Term may be extended in accordance with Paragraph 3, and as such annual rent may be escalated in accordance with Paragraph 4(b).

          (d) “Commencement Date” shall mean the Commencement Date as defined in Paragraph 3.

          (e) “Condemnation” shall mean a Taking and/or a Requisition.

          (f) “Default Rate” shall mean an annual rate of interest equal to 11.86%.

          (g) “Discount Rate” shall mean, at any time, an annual rate of interest equal to the rate then most recently established by the Federal Reserve Bank as the “Federal Funds Rate.”

          (h) “Event of Default” shall mean an Event of Default as defined in Paragraph 19.

          (i) “Insurance Requirement” or “Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, “Work”), the term “Insurance Requirement” or “Insurance Requirements” shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder’s risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Hundred Thousand Dollars ($100,000.00) and that Tenant or its contractor shall obtain worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

          (j) “Law” shall mean any constitution, statute, ordinance, regulation or rule of law.

          (k) “Legal Requirement” or “Legal Requirements” shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances (including without limitation zoning ordinances and land use requirements), orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant, to Landlord or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the “Americans with Disabilities Act”) or results in interference with the use or enjoyment of any of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

          (l) “Lender” shall mean the entity identified to Tenant as such in writing, which makes a Loan to Landlord, secured in whole or in part by a Mortgage and evidenced by a Note or Notes or which is the holder of a Mortgage and Note as a result of an assignment thereof, and when a Mortgage secures multiple Notes held by one or more noteholders, the trustee acting on behalf of such holders, provided such trustee has been identified as such in writing to Tenant.

          (m) “Loan” shall mean a loan made by a Lender to Landlord secured in whole or in part by a Mortgage and evidenced by a Note or Notes.

          (n) “Mortgage” shall mean a mortgage or similar security instrument hereafter executed covering the Leased Premises from Landlord to Lender.

          (o) “Net Award” shall mean the entire award payable to Landlord by reason of a Condemnation, less any actual and reasonable expenses incurred by Landlord in collecting such award.

          (p) “Net Proceeds” shall mean the entire proceeds of any property casualty insurance required under Paragraph 13(a), less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

          (q) “Note” or “Notes” shall mean a promissory note or notes hereafter executed from Landlord to Lender, which Note or Notes will be secured in whole or in part by a Mortgage and an assignment of leases and rents.

          (r) “Permitted Encumbrances” shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of Landlord’s acquisition thereof, excepting, however, any such matters arising from the acts of Landlord (such as liens arising as a result of judgments against Landlord).

          (s) “Requisition” shall mean any temporary condemnation or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

          (t) “Restoration” shall mean the restoration of the Leased Premises after any Taking or damage by casualty as nearly as possible to their value, condition and character existing immediately prior to such Taking or damage.

          (u) “State” shall mean the State or Commonwealth in which the Leased Premises are situated.

          (v) “Taking” shall mean any taking of any of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

          (w) “Taxes” shall mean taxes of every kind and nature (including real, ad valorem and personal property, income, franchise, withholding, profits and gross receipts taxes), all charges and/or taxes for any easement or agreement maintained for the benefit of any of the Leased Premises, all general and special assessments, levies, permits, inspection and license fees, all utility charges, all ground rents, and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent.

          (x) “Term” shall mean the initial term of this Lease, as extended pursuant to any renewal that has become effective.

          (y) “Termination Date” shall mean the Termination Date as defined in Paragraph 12(b).

          (z) “Trade Fixtures” shall mean the items of personalty, which are owned by Tenant and used in the operation of the business conducted on the Leased Premises as described in Exhibit “E” attached hereto.

      2. Demise of Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the Term and upon the provisions hereinafter specified the following described property (collectively, the “Leased Premises”): (i) the premises described in Exhibit “A” attached hereto and made a part hereof together with the easements, rights and appurtenances thereto belonging or appertaining (collectively, the “Land”); (ii) the buildings, structures, fixtures and other improvements constructed and to be constructed on the Land (collectively, the “Improvements”), together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease excepting therefrom Tenant’s Trade Fixtures and all property that does not constitute real property under the laws of the State.

      3. Term. Tenant shall have and hold the Leased Premises for an initial term commencing on the date hereof (the “Commencement Date”) and ending on August 9, 2016 (the “Expiration Date”). Provided the Lease shall not have been terminated pursuant to the provisions hereof, this Lease and the Term thereof shall be automatically extended for two (2) renewal terms of ten (10) years each upon condition that Tenant may cancel any renewal term by giving notice, in accordance with the provisions of Paragraph 21, to Landlord at least twelve (12) months prior to the expiration of the then current Term. Upon the giving of such notice this Lease and the term thereof shall terminate and come to an end on the Expiration Date of the then current Term. Any such extension or renewal of the Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect. In the event that Tenant exercises its option to cancel any renewal Term as hereinabove provided, then Landlord shall have the right in addition to any rights granted in Paragraph 27, during the remainder of the Term then in effect to (i) advertise the availability of the Leased Premises for sale or for reletting, and (ii) show the Leased Premises to prospective purchasers, lenders or tenants at such reasonable times during normal business hours as Landlord may select. If Tenant shall timely give such notice of its election to cancel any renewal option, then all options with regard to subsequent extensions or renewals of the Term shall expire and be null and void.

      4. Rent.

          (a) Basic Rent. The initial Basic Rent will be as set forth in Exhibit “B” . From and after the Commencement Date, Tenant shall pay the Basic Rent in equal monthly installments in advance on the first day of each month during each Lease Year. If the Commencement Date is not the first day of a month, then the Basic Rent from the Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one thirtieth (1/30th) of the monthly installment of the Basic Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Basic Rent on the Commencement Date.

          (b) Basic Rent Escalation. On each anniversary of the Commencement Date (each, a “Basic Rent Adjustment Date”) during the Term, the Basic Rent then in effect shall be increased by an amount equal to the product of (a) the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date, multiplied by (b) two and twenty-five hundredths percent (2.25%). Tenant shall pay the same at Landlord’s address set forth below, or at such other place or to such other person or persons (not exceeding four (4) in number) and in such proportions as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America and if required by Landlord by wire transfer in immediately available federal funds to such account in such bank as Landlord shall designate from time to time.

          (c) Late Payment. If any installment of Basic Rent is not paid on the date due, Tenant shall pay Landlord interest on such overdue payment at the Default Rate, accruing from the due date of such payment until the same is paid.

          (d) Additional Rent. Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

          (e) Late Fee. If Tenant fails to make any payment of Basic Rent, Additional Rent or any other sum on or before the date that is five (5) days after the date on which such payment is due and payable (without regard to any grace period specified in Paragraph 19), then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment; provided however that with respect to the first (1st) such failure in any twelve (12) month period no 5% late charge shall be due unless such failure continues for a period of five (5) days after written notice from Landlord. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute Additional Rent due hereunder without any notice or demand.

      5. Net Lease; True Lease.

          (a) It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. This is a net Lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise specifically set forth herein. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term (except as otherwise expressly provided herein). Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, (iii) any action with respect to this Lease (including, the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, (iv) the Taking of the Leased Premises or any portion thereof (except as specifically provided in Paragraph 12(b) below), (v) the prohibition or restriction of Tenant’s use of the Leased Premises under any Legal Requirement or otherwise, (vi) the destruction of the Leased Premises or any portion thereof, (vii) the eviction of Tenant from possession of the Leased Premises, by paramount title or otherwise, or (viii) default by Landlord under any other agreement between Landlord and Tenant. Tenant waives all rights which are not expressly stated herein, but which may now or hereafter otherwise be conferred by law to quit, terminate or surrender this Lease or any of the Leased Premises; to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, and for any statutory lien or offset right against Landlord or its property, each except as otherwise expressly provided herein.

          (b) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

          (c) Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, oil, electricity, telephone and other utilities or services used or consumed on the Leased Premises during the Term, whether designated as a charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. It is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Leased Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Leased Premises.

      6. Title and Condition.

          (a) The Leased Premises are demised and let subject to the Permitted Encumbrances and all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

          (b) Without limiting the effect of Landlord’s covenant set forth in Paragraph 8(c), the Landlord makes no, and expressly hereby denies any, representations or warranties regarding the condition or suitability of, or title to, the Leased Premises. Tenant agrees that it takes the Leased Premises “as is,” without any such representation or warranty.

          (c) Landlord hereby conditionally assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties and indemnities, if any, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the guaranties”). Such assignment shall remain in effect so long as no Event of Default exists hereunder or until the termination of this Lease. Landlord shall also retain the right to enforce any guaranties so assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant’s sole cost and expense such further documents, including powers of attorney, as Tenant may reasonably request (and which in the good faith judgment of Landlord, do not adversely affect a substantial general interest of Landlord), in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 6. Upon the expiration or termination of this Lease, the guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may request at Tenant’s sole cost and expense. Any monies collected by Tenant under any of the guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord.

      7. Taxes; Insurance and Legal Requirements.

          (a) Tenant shall, subject to the provisions of Paragraph 18 hereof relating to contests, before interest or penalties are due thereon, pay and discharge all Taxes. On or before the Commencement Date, Tenant shall notify the appropriate taxing authorities to deliver directly to Tenant all statements and invoices for the Taxes, effective as of the Commencement Date. Landlord shall cooperate with Tenant to the extent necessary to effectuate the foregoing notice and shall endeavor to promptly deliver to Tenant any bill or invoice it receives with respect to any Taxes, but not to exceed thirty (30) days after receipt thereof. If Landlord fails to deliver to Tenant any bill or invoice it receives with respect to any Taxes for reasons other than Tenant’s failure to notify the appropriate taxing authorities to deliver to Tenant all statements and invoices for the Taxes, Landlord shall be responsible for all interest, penalties or fees that accrue, resulting from late payment of such Taxes by Tenant. As soon as practicable after the payment thereof, but in no event more than thirty (30) days after the date thereof, Tenant shall deliver to Landlord evidence of each such payment. To the extent that any such Taxes are imposed upon Landlord, at Landlord’s option, Tenant shall either pay such Taxes directly to the taxing authority or reimburse Landlord for such Taxes. If the Term expires on a day other than the first day or the last day of a calendar year, then Tenant’s liability for Taxes for such calendar year shall be apportioned by multiplying the amount of the Taxes for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365). Nothing herein shall obligate Tenant to pay, and the term “Taxes” shall exclude, federal, state or local (i) franchise, capital stock or similar taxes if any, of Landlord, (ii) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (iii) any estate, inheritance, succession, gift, capital levy or similar taxes unless the taxes referred to in clauses (i) and (ii) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments (and all resulting interest thereon) which become due and payable prior to and in respect of the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Taxes. Tenant shall deliver to Landlord, within thirty (30) days of receipt of Landlord’s request copies of all settlements and notices pertaining to the Taxes which may be issued by any governmental authority.

          (b) Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements, subject to the provisions of Paragraph 18 hereof.

      8. Use.

          (a) Tenant shall use and occupy the Leased Premises only for the purposes for which the Leased Premises are being used as of the Commencement Date and for any other motor vehicle or related purpose, and for no other purpose; provided however, in the event Tenant makes written request that the Leased Premises be replaced by a substitute property pursuant to that certain Substitution Agreement of even date herewith and all the “CARMAX Conditions” (as defined in the Substitution Agreement) have been satisfied with respect to such substitution and Landlord refuses to allow such substitution, then Tenant may use the Leased Premises for any lawful purpose other than any use that will (i) have a material adverse effect on the value of the Leased Premises, (ii) materially increase the likelihood that Tenant or Landlord would incur liability under any provisions of the Act referred to in Paragraph 26 of this Lease, or (iii) result or give rise to any material environmental deterioration or degradation of the Leased Premises. In no event shall the Leased Premises be used for any purpose which shall violate any of the provisions of any recorded covenants, restrictions or agreements applicable to the Leased Premises. Tenant agrees that with respect to any such recorded covenants, restrictions or agreements, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

          (b) Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Leased Premises and shall comply with all applicable Legal Requirements and Insurance Requirements. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) violate any certificate of occupancy or equivalent certificate affecting any of the Leased Premises, (ii) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (iii) affect in any manner the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, (iv) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 11 hereof, or constitute a public or private nuisance or waste.

          (c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants that neither it nor any party claiming by, through or under it, shall do any act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant. Landlord may enter upon and examine any of the Leased Premises at reasonable times after reasonable notice and during business hours and exercise any rights and privileges granted to Landlord under the provisions of this Lease.

      9. Maintenance and Repair.

          (a) Except for any Alterations that Tenant is permitted to make hereunder, Tenant shall at all times, including any Requisition period, put, keep and maintain the Leased Premises, including, without limitation, the roof, landscaping, walls (interior and exterior), footings, foundations, parking lot improvements and structural components of the Leased Premises in good repair and appearance, and shall promptly make all repairs and replacements (substantially equivalent in quality and workmanship to the original work) of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with any of the Leased Premises in order to keep and maintain the Leased Premises in as good repair and appearance as they were as of the Commencement Date. Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may otherwise be provided for in any law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to the terms of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.

          (b) If Tenant shall be in default under any of the provisions of this Paragraph 9, Landlord may, after thirty (30) days notice to Tenant and failure of Tenant to commence to cure during said period or to diligently prosecute such cure to completion once begun, but immediately upon notice in the event of an emergency (that is, imminent danger of injury to persons or property), do whatever is necessary to cure such default as may be reasonable under the circumstances for the account of and at the expense of Tenant. In the event of an emergency, before Landlord may avail itself of its rights under this Paragraph 9(b), Landlord shall send notice to Tenant of the situation by phone or other available communication. All actual and reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred by Landlord, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Landlord and Tenant agree that, in the event of an emergency, expenditures which might otherwise be unreasonable (such as overtime) may nevertheless be reasonable under the circumstances.

          (c) Tenant shall from time to time replace with other new or refurbished equipment or parts any of the mechanical systems or other equipment included in the Improvements which shall have become worn out, obsolete or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 12, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of equipment or any other personal property of Tenant at any time, including upon expiration or termination of the Lease.

      10. Liens. Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on any of the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage (and any assignment of leases, rents or profits collateral thereto), the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord.

      11. Alterations.

          (a) As-Is Condition. TENANT ACKNOWLEDGES THAT IT OR ITS AFFILIATE OWNED AND OPERATED THE LEASED PREMISES IMMEDIATELY PRIOR TO THE COMMENCEMENT DATE. ACCORDINGLY, TENANT SHALL ACCEPT POSSESSION OF THE LEASED PREMISES IN ITS “AS IS” CONDITION AS OF THE COMMENCEMENT DATE. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PREMISES, EITHER AS TO ITS FITNESS FOR USE, ITS DESIGN OR CONDITION, OR ANY PARTICULAR USE OR PURPOSE TO WHICH THE LEASED PREMISES MAY BE FIT, OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY DEFECTS, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. Landlord is under no obligation to make any Alterations in or to the Leased Premises.

          (b) Tenant Alterations. Tenant shall not make or permit anyone to make any Alterations in or to the Leased Premises which would result, after giving consideration to the completed Alteration, in a material diminution in the value of the Leased Premises without Landlord’s prior written consent. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of the following sentence. All Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements, (i) all work done in connection with any such Alterations shall comply with all Insurance Requirements, (ii) Tenant shall promptly pay all costs and expenses of any such Alterations, and shall discharge all liens filed against any of the Leased Premises arising out of the work, (iii) Tenant shall procure and pay for all permits and licenses required in connection with any such Alterations, (iv) all such Alterations shall be the property of Landlord and shall be subject to this Lease, and (v) any Alterations the estimated cost of which in any one instance exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) shall be made under the supervision of a licensed architect or engineer in accordance with detailed plans and specifications which shall be submitted to Landlord at least twenty (20) days prior to the commencement of the Alterations, together with a certification of Tenant executed by Tenant’s chief financial officer that Tenant’s Tangible Net Worth is in excess of Two Hundred Million Dollars ($200,000,000). Upon completion of any Alterations in excess of $250,000 Tenant will provide as built plans and specifications or records drawings to Landlord together with an “as-built” ALTA survey.

           (c) Removal of Alterations. All Alterations to the Leased Premises during the Term shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the expiration or earlier termination of the Term; provided, however, that if there exists no Event of Default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Term, all movable furniture, furnishings and equipment installed in the Leased Premises solely at the expense of Tenant

      12. Condemnation.

          (a) Immediately upon obtaining knowledge of the institution of any proceeding for Condemnation, Tenant shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding at Tenant’s expense. Landlord immediately upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings at its own expense. Subject to the provisions of this Paragraph 12 and Paragraph 15, Tenant hereby irrevocably assigns to Landlord any award or payment in respect of any Condemnation of Landlord’s interest in the Leased Premises, except that nothing in this Lease shall be deemed to require (i) the assignment to Landlord of any award or payment on account of Tenant’s leasehold interest hereunder, Tenant’s Trade Fixtures, or other tangible personal property, moving expenses and similar claims, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor or (ii) any act or circumstance that impairs Tenant’s right to any such award or payment; it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord’s interest in the Leased Premises. Notwithstanding the foregoing, Tenant shall be entitled to any award or payment on account of Tenant’s leasehold interest hereunder only in the event of a Condemnation described in Paragraph 12(b) below and then only to the extent that when such award, added to other awards to which Tenant is entitled hereunder, is subtracted from the entire award or payment in respect to all interests in the Leased Premises (that is the aggregate award to be shared by Tenant and Landlord, or their successors and assigns), the remainder exceeds $___________.

          (b) If (i) the entire Leased Premises or (ii) at least ten percent (10%) of that portion of the Land which has been paved for parking or the building constructed on the Land, the loss of which even after restoration would, in Landlord’s and Tenant’s reasonable business judgment, be substantially and materially adverse to the business operations of Tenant, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant shall, not later than sixty (60) days after a Taking has occurred, serve notice upon Landlord (“Tenant’s Termination Notice”) of its intention to terminate this Lease on any Basic Rent Payment Date specified in such notice, which date (the “Termination Date”) shall be no sooner than the first Basic Rent Payment Date occurring at least thirty (30) days after the date of Tenant’s Termination Notice. In the event Landlord and Tenant are unable to agree upon whether the Taking, even after restoration would be substantially and materially adverse to the business operations of Tenant, such determination shall be made in accordance with the arbitration provisions of Section 43 of this Lease. In the event that during the initial term Tenant shall serve such notice upon Landlord of its intention to terminate this Lease on the Termination Date, Tenant shall, as part of such notice, offer (which offer may be rejected by Landlord as set forth below) to purchase the Leased Premises and the award, or if no part of the Leased Premises shall remain, the entire award for the applicable price computed as of the Closing Date in accordance with the schedule annexed hereto and marked Exhibit “D” (the “Purchase Price”) plus all other amounts which may be due and owing to Landlord by reason of any default by Tenant in complying with its obligations under this Lease (the “Additions to Purchase Price”). If Landlord shall not elect to accept Tenant’s said offer to purchase, Landlord shall give notice rejecting such offer to Tenant within thirty (30) days after the giving of Tenant’s Termination Notice, in which case this Lease shall be terminated as above provided and the entire award made in the Condemnation proceeding shall be paid to Landlord. Should said notice of Landlord rejecting Tenant’s said offer to purchase not be served within said period of thirty (30) days, then and in that event, the said offer shall be deemed accepted. In the event that Landlord shall accept or be deemed to have accepted Tenant’s offer to purchase, title shall close and Purchase Price and Additions to Purchase Price shall be paid as hereinafter provided and in such event Tenant shall be entitled to and shall receive any and all awards then or thereafter made in the Condemnation proceeding and Landlord shall assign or in case of any award previously made, deliver to Tenant on the Closing Date (as hereafter defined) such award as may be made.

      In the event Landlord shall accept Tenant’s offer to purchase, or be deemed to have accepted Tenant’s offer, title shall close thirty (30) days after the Termination Date hereinbefore defined (the “Closing Date”), at noon at the local office of Landlord’s counsel, or at such other time and place as the parties hereto may agree upon, this Lease shall continue through the Closing Date (or, if applicable, the extended Closing Date hereinafter described) and Tenant shall pay the Purchase Price and Additions to Purchase Price by transferring immediately available federal funds to such account or accounts and in such bank or banks as Landlord shall designate, upon delivery of a special warranty deed conveying the remaining Leased Premises and all other required documents including an assignment of any award in connection with such Taking. The special warranty deed shall convey a good and clear record and marketable title, free from encumbrances other than (i) Permitted Encumbrances and Easements and exceptions to title other than financial liens incurred by Landlord, (ii) liens or encumbrances created or suffered through or by Tenant failing to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, (iii) any installments of Taxes due and payable after the Closing Date, and (iv) this Lease. Such deed shall contain an agreement by grantee to observe and perform all of the covenants, conditions and restrictions contained in any instruments of record which were assumed by Landlord or deemed to have been assumed by Landlord on its acquisition of title. The Purchase Price and Additions to Purchase Price payable as hereinabove provided shall be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. The acceptance of a deed by Tenant shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Landlord to be performed pursuant to the provisions hereof. Tenant shall pay all conveyance, transfer, sales and like taxes required in connection with the purchase. If on the Closing Date, there may be any liens or encumbrances which Landlord is obligated to remove, Landlord shall use reasonable efforts to remove the same, and the Closing Date shall be extended for a reasonable period to permit Landlord to discharge such liens or encumbrances. If by said extended Closing Date such liens or encumbrances shall not be removed and such liens or encumbrances shall be subordinate to a Mortgage, Tenant shall seek to purchase the Mortgage from the Lender at a price equal to the total amount then secured by the Mortgage, and all other amounts owed by Landlord to Lender but in no event in excess of the Purchase Price and Additions to Purchase Price charged or credited, as the case may be, on the extended Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the extended Closing Date, apportioned as of the extended Closing Date and the Leased Premises shall be conveyed by Landlord to Tenant subject to the Mortgage and in such event the amount payable by Tenant to the holder of the Mortgage shall be deducted from the Purchase Price and Additions to the Purchase Price payable to Landlord. Landlord shall not be obligated to discharge any such lien or encumbrance if Tenant’s title insurance company shall issue affirmative insurance to the effect that the same shall not be collected from or enforced against the insured premises. If there be any liens or encumbrances against the Leased Premises which Landlord is obligated to remove (that is, any adverse title matters other than those to which Landlord’s conveyance under special warranty deed may be subject as set forth in subparagraphs (i) through (iv) above), upon request made a reasonable time before the Closing Date, Landlord shall provide at the Closing separate funds for the foregoing, payable to the holder of such lien or encumbrances.

      In the event that during any renewal term Tenant shall serve Tenant’s Termination Notice upon Landlord, this Lease and the Term hereof shall terminate on the Termination Date. In such event the entire award made in Condemnation proceeding shall be paid to Landlord.

          (c) In the event of any Condemnation of part of the Leased Premises which does not result in a Termination of this Lease, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall be retained by Landlord and, promptly after such Condemnation, Tenant shall commence and diligently continue to perform the Restoration.

      Upon the payment to Landlord of the Net Award of a Taking which falls within the provisions of this subparagraph (c), Landlord shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration, (the “Restoration Award”) available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and the balance remaining (the “net surplus award”) shall be the property of Landlord. In the event of a Taking of at least ten percent (10%) of that portion of the Land which has been paved for parking or the building constructed on the Land, following the making of the condemnation award and on completion of the repairs or alterations made by Tenant as herein provided, the monthly installment of Basic Rent for each month during the remaining term hereof, commencing with the lease payment for the month after the month in which such construction is completed, shall be reduced by an amount such that the ratio of (a) the amount of the reduction to (b) the then current Basic Rent equals the ratio of (x) the amount of the Net Award paid to Landlord to (y) the pre-Taking Fair Market Value of the Leased Premises; provided, however, that in no event shall “y” be less than the original purchase price paid by Landlord for the Leased Premises. In the event of a Taking of less than ten percent (10%) of that portion of the Land which has been paved for parking or the building constructed on the Land, this Lease shall remain in full force and effect and there shall be no reduction in the amount of Basic Rent, Additional Rent or other payments due hereunder.

      In the event of a Requisition of any of the Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay the balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award that shall not previously have been credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

      13. Insurance.

         (a) Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises:

            (i) Insurance against loss or damage to the Improvements under an All Risk Policy, which shall include flood insurance and earthquake insurance (“Property Insurance”), each to the extent applicable and which may contain such exclusions as are standard in the industry, in amounts to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements (excluding footings and foundations and parts of the Improvements which are not insurable).

             (ii) Contractual and commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about any of the Leased Premises, which insurance shall be written on a so-called “occurrence basis,” and shall provide minimum protection with a combined single limit in an amount not less than Five Million ($5,000,000) Dollars (or in such increased limits from time to time to reflect declines from the date hereof in the purchasing power of the dollar as Landlord may reasonably request).

             (iii) Worker’s compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises.

          (b) During such time as no Event of Default is outstanding hereunder, and the tangible net worth of Tenant shall be not less than Two Hundred Million Dollars ($200,000,000.00) as determined in accordance with generally accepted accounting principles consistently applied, Tenant may self-insure (either by use of deductibles or self-insured retention) a portion of the coverage referred to in Paragraph 13(a), provided that the self insurance program of this subparagraph (b) does not violate any Legal Requirements applicable to the Leased Premises or Tenant. Limits of such self-insurance shall not exceed Five Million Dollars ($5 million) per peril for Property Insurance and Five Million Dollars ($5 million) per occurrence for contractual and commercial general liability insurance or, if such deductible limits are not available at commercially reasonable rates, at higher deductible limits as are commercially reasonably available.

          (c) The insurance required by Paragraph 13(a) shall be written by companies having an investment grade claims-paying ability during such time as Tenant is not self-insuring in accordance with the provisions of Paragraph 13(b). All companies providing insurance required by Paragraph 13(a) shall be authorized to do an insurance business in the State or otherwise agreed to by Landlord and Lender. Sums due from Tenant in lieu of insurance proceeds because of such self-insurance programs shall be treated as insurance proceeds for all purposes under this Lease. The insurance policies shall be for a term of not less than one year, and shall (except for worker’s compensation insurance) name Landlord, Tenant and any Lender as additional insured parties or loss payees, as applicable, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.

          (d) Each insurance policy referred to in Section 13(a)(i) above shall, to the extent applicable, contain standard non-contributory mortgagee clauses in favor of any Lender and shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord, or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Lender pursuant to any provision of the Mortgage upon the happening of an event of default therein, or (iv) any change in title or ownership of any of the Leased Premises.

          (e) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 13, shall renew or replace each policy and shall deliver to Landlord and Lender, a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy simultaneously with such renewal or replacement. In the event of Tenant’s failure to comply with any of the foregoing requirements of this Paragraph 13, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

          (f) Anything in this Paragraph 13 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 13(a) may be carried under a “blanket” policy or policies covering other properties or liabilities of Tenant, provided that such

“blanket” policy or policies otherwise comply with the provisions of this Paragraph 13 in the policy of provisions of the character required in the above sections of this Paragraph 13.

      14. Damage, Destruction.

          (a) In the event of any casualty loss exceeding $100,000, Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all such claims, with the prior written consent of Landlord, not to be unreasonably withheld or delayed, and Landlord shall have the right to join with Tenant therein. If the estimated cost of Restoration or repair shall be Five Hundred Thousand Dollars ($500,000.00) or less all proceeds of any insurance required under Paragraph 13(a) shall be payable to Tenant, provided that Tenant at such time shall have a tangible net worth of not less than Two Hundred Million Dollars ($200,000,000.00) as determined in accordance with generally accepted accounting principles, consistently applied and in all other events all proceeds shall be paid to a Trustee which shall be a federally insured bank or other financial institution, selected by Landlord and Tenant (the “Trustee”). If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant hereby appoints such Trustee as Tenant’s attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender, such approval not to be unreasonably withheld or delayed.

          (b) In the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. The Net Proceeds of such insurance payment shall be retained by the above-mentioned Trustee and, promptly after such casualty, Tenant shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for restoration, in accordance with the provisions of Paragraph 15. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements as nearly as possible to their value and condition and character immediately prior to such event and otherwise in accordance with all Insurance Requirements and Legal Requirements and the provisions of this Lease (including Tenant’s making any desired Alterations allowed hereunder) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15 hereof.

      In the event that any damage or destruction shall occur at such time as Tenant shall self-insure, Tenant shall pay to the Trustee the amount of the proceeds that would have been payable had self-insurance program not been in effect (the “Tenant Insurance Payment”).

      15. Restoration. The Net Proceeds and Tenant Insurance Payment ( the aggregate of which and any interest being herein defined as the “Restoration Fund”) paid to the Trustee shall be disbursed by the Trustee in accordance with the following conditions:

          (a) At the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed and remain undischarged and unbonded.

          (b) If the cost of Restoration exceeds $250,000, prior to commencement of the Restoration, the architects, contracts, contractors, plans and specifications for the Restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed.

          (c) Each request for disbursement shall be accompanied by a certificate of Tenant, signed by the President, Treasurer or any Vice President of Tenant, describing the completed work for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been completed and complies with the applicable requirements of this Lease and all Legal Requirements and Insurance Requirements.

          (d) Disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement upon receipt of (1) satisfactory evidence, including architects’ certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications approved by Landlord, (2) waivers of the general contractor’s lien, (3) a satisfactory bring down of title insurance, and (4) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place and free and clear of mechanics’ lien enforcement actions.

          (e) The Trustee may retain ten percent (10%) from each disbursement of the Restoration Fund until the Restoration is fully completed and the Leased Premises are available for their intended use, in the reasonable judgment of the Lender, including the issuance of any necessary certificate of occupancy.

          (f) The Restoration Fund shall be kept in a separate interest-bearing account federally insured to the extent applicable by the Trustee or by Lender.

Prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Restoration Fund, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund prior to any further disbursement or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Except for the payment to Landlord of the net surplus award, referred to in Paragraph 12(c), any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds of the Restoration Fund shall be deemed to be disbursed prior to any amount added by Tenant.

      16. Subordination to Financing.

          (a) Subject to the following provisions of this Paragraph 16(a), Tenant agrees that this Lease shall be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination. So long as no Event of Default shall be outstanding, Tenant’s tenancy shall not be disturbed, nor shall this Lease be affected by any default under such Mortgage, and in the event of a foreclosure or other enforcement of any such Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any extensions thereof, the rights of Tenant hereunder shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default by Tenant has occurred and is continuing; provided, however, that any such transferee shall not be bound by any payment of Basic Rent or Additional Rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the written consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, (d) liable for any security deposits not transferred to such transferee, (e) liable for any default by prior landlord under the Lease, or (e) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord’s interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. So long as no Event of Default by Tenant has occurred and is continuing, Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force all insurance proceeds and condemnation awards shall be permitted to be used for restoration in accordance with the provisions of this Lease.

          (b) Notwithstanding the provisions of subdivision (a) of this Paragraph 16, the holder of the Mortgage to which this Lease is subject and subordinate, as provided in said subdivision (a), shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

          (c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of Lender who has granted nondisturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the then executory terms and conditions of this Lease, for the remainder of the Term originally demised in this Lease and for any renewal term, provided that such owner or Lender shall then be entitled to possession of the Leased Premises subject to the provisions of this Lease. The provisions of this subdivision (c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

          (d) Tenant agrees that, if requested by Landlord or Lender, it shall, without charge, enter into (i) a Subordination, Non-Disturbance and Attornment Agreement in the form attached as Exhibit “F” hereto.

      17. Assignment, Subleasing.

          (a) Assignment; Subletting. Tenant shall have the right to assign its interest in this Lease and sublet the Leased Premises or any part thereof, without obtaining the prior written consent of Landlord, provided that Tenant remains fully liable under the terms and conditions of this Lease. Tenant shall deliver to Landlord a fully-executed duplicate original of any such assignment or sublease within ten (10) days after Tenant’s execution thereof. In the event that this Lease is assigned or more than fifty percent (50%) of the Leased Premises is subleased, Tenant shall require that such assignee or subtenant deliver annual audited financial statements to Landlord. Any attempted assignment, transfer or other encumbrance of this Lease or all or any of Tenant’s rights hereunder or interest herein not in accordance with this Paragraph 17 shall be void and of no force or effect. Landlord’s collection or acceptance of rent from any assignee shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee of Tenant. For any period during which there exists an Event of Default hereunder, Tenant hereby authorizes each such assignee to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same.

          (b) Notice to Landlord. If at any time during the Lease Term Tenant desires to assign or mortgage all or part of this Lease or the Leased Premises, Tenant shall give notice to Landlord in writing containing: the identity of the proposed assignee or other party and a description of its business; the terms of the proposed assignment or other transaction; the commencement date of the proposed assignment or other transaction; the area proposed to be assigned or otherwise encumbered; the most recent financial statement or other evidence of financial responsibility of such proposed assignee or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment or other transaction.

          (c) Restrictions and Obligations Extend to Transferees. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person or entity to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord’s request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant’s interest in the Leased Premises by voluntary surrender or otherwise, at

Landlord’s option, the sublease shall not terminate as a matter of law and the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease.

          (d) Change of Control and Sale of Assets Prohibited Without Consent. Tenant and any Affiliate (as applicable) shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, in each instance, engage in or permit to occur a Change of Control or Sale of Assets, each as defined herein. “Change of Control” shall mean any transaction, or series of transactions, pursuant to which Tenant is merged with or consolidated into another entity and Tenant is not the surviving entity and the surviving entity does not have a Tangible Net Worth equal to or greater than the lesser of (i) the Tangible Net Worth of Tenant at the time of the Change in Control (but in any event not less than $100 million) and (ii) $200 million. “Sale of Assets” shall mean the sale, conveyance or other transfer of all or substantially all of the assets of Tenant and its Affiliates, taken as a whole (whether by operation of law or otherwise). Notwithstanding the foregoing, the stock, membership interest, general partner interest, or other legal or beneficial interest may be sold, assigned, transferred, exchanged or disposed of to any Affiliate of Tenant and the foregoing shall not apply to the trading of stock in a corporation in the ordinary course through a national or regional stock exchange. A transfer of stock of any Affiliate shall be deemed a transfer of all of the assets of such Affiliate.

          (e) Affiliate. For purposes of this Lease, the term “Affiliate” shall mean any person or entity that is directly or indirectly controlled or owned by Tenant, as applicable. For purposes of this Lease, the term “control” shall mean the ownership of fifty percent (50%) or more of the stock or other voting interest of the controlled entity.

      18. Permitted Contests. Notwithstanding any provision of this Lease to the contrary, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Tax, (ii) comply with any Legal Requirement, or (iii) discharge or remove any lien, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (v) the collection of, or other realization upon, the Tax or lien so contested, (w) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of the same, (x) any interference with the use or occupancy of any of the Leased Premises, (y) any interference with the payment of any Basic Rent or any Additional Rent, and (z) the cancellation of any fire or other insurance policy. In no event shall Tenant pursue any contest with respect to any Tax, Legal Requirement, or lien referred to above in such manner that exposes Landlord, to any criminal or material civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender. Tenant shall be deemed to have made provisions reasonably acceptable to Landlord if Tenant shall have provided Landlord as security for such contest, an amount of cash or bond equal to 125% of the amount being contested, or other security satisfactory in the reasonable opinion of Landlord , in assuring the payment, compliance, discharge, removal or other action, including all costs, attorneys’ fees, interest and penalties, in the event that the contest is unsuccessful. No such security shall be required if the amount involved in the contest shall not exceed one tenth (1/10th) of one percent (1%) of the tangible net worth of Tenant, computed in accordance with generally accepted accounting principles consistently applied, as determined by its most recent publicly filed financial statements (10Q and 10K). While any such proceedings are pending and the required security is held by Landlord, Landlord, shall not have the right to pay, remove or cause to be discharged the Tax, Legal Requirement or lien thereby being contested unless Landlord reasonably believes that any one or more of the conditions in subdivisions (v) through (z) shall not be prevented during the pendency of the contest. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as all of the conditions of the first sentence of this Paragraph 18 are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations and, in any event, any and all such contests shall be prosecuted to a final conclusion prior to the end of Lease Term. Tenant shall pay any and all judgments, decrees and costs (including costs incurred by Landlord) (including all attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

      19. Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Lease:

          (a) Tenant’s failure to make when due any payment of Basic Rent, Additional Rent or other sum; provided, however, that with respect to the first (1st) such failure in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) days after written notice thereof from Landlord.

          (b) Tenant’s failure to duly perform and observe, or Tenant’s violation or breach of, any other provision hereof if such failure shall continue for a period of thirty (30) days after notice thereof from Landlord or Lender, or if such failure cannot be cured within such period of thirty (30) days, such period shall be extended for such longer time as reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such failure, but in no event shall such cure period be longer than sixty (60) days; provided, however, that such cure period shall not be applicable if, in Landlord’s sole and absolute discretion, such failure raises a life/safety issue with respect to the Leased Premises or its occupants or visitors, including but not limited to, a threat of personal injury or continuing physical injury to the Leased Premises.

          (c) Tenant shall (i) voluntarily be adjudicated a bankruptcy or insolvent, or (ii) consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (iv) make a general assignment for the benefit of creditors.

          (d) A court shall enter an order, judgment or decree appointing a receiver or trustee for Tenant, or for any of the Leased Premises or approving a petition filed against Tenant, which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered.

          (e) Tenant shall in any insolvency proceedings be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

          (f) The estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

          (g) Any Environmental Default as specified in Paragraph 26.

          (h) Any subletting, assignment, transfer, mortgage or other encumbrance of the Leased Premises or this Lease not permitted by Paragraph 17.

          (i) Any failure of Tenant to deliver the Additional Security Deposit if required under Paragraph 28(b) or any breach of the Change of Control or Sale of Assets provisions in Paragraph 17(d).

          (j) A final, non-appealable judgment for the payment of money in excess of One Million Dollars ($1,000,000) not fully covered by insurance is rendered against Tenant or any Affiliate conducting business at or from the Leased Premises, and the same has not been discharged, vacated, bonded, appealed or stayed within thirty (30) days after rendering of the same.

          (k) Any failure to maintain the insurance required pursuant to Paragraph 13 above, which failure continues for three (3) days after Landlord delivers written notice thereof to Tenant.

      20. Landlord’s Remedies. After the occurrence of an Event of Default by Tenant, Landlord shall have the right to exercise the following remedies:

          (a) Landlord may, at its option, continue this Lease in full force and effect, without terminating Tenant’s right to possession of the Leased Premises, in which event Landlord shall have the right to collect Basic Rent and all other Rent and charges when due. In the alternative, Landlord shall have the right to peaceably re-enter the Leased Premises without such re-entry being deemed a termination of the Lease or an acceptance by Landlord of a surrender thereof. Landlord shall also have the right, at its option, from time to time, without terminating this Lease, to relet the Leased Premises, or any part thereof, with or without legal process, as the agent, and for the account, of Tenant upon such terms and conditions as Landlord may deem advisable (which terms may be materially different from the terms of this Lease), in which event the rents received on such reletting shall be applied (i) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (ii) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord’s re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth below.

          (b) Landlord may terminate this Lease by written notice to Tenant specifying a date therefor, which shall be no sooner than thirty (30) days following notice to Tenant, and this Lease shall then terminate on the date so specified as if such date had been originally fixed as the expiration date of the Term. In the event of such termination, Landlord shall be entitled to recover from Tenant the worth at the time of the award of all of the following:

                 (i) Any obligation which has accrued prior to the date of termination, plus,

                 (ii) The amount by which the unpaid Basic Rent and all other charges which would have accrued after termination until the time of award exceeds the amount of any sums which Landlord has (or Tenant proves that Landlord could reasonably have) received in mitigation, plus

                 (iii) The amount by which the unpaid rent for the balance of the Term (excluding any unexercised option periods or portions thereof) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided.

Landlord shall not have any duty to mitigate its damages hereunder (including, but not limited to, any duty to relet or release the Leased Premises), regardless of the use of mitigation costs in the calculations described above.

      As used in this Paragraph 20(b) the term, “worth at the time of the award”, shall be computed by allowing simple interest at the Default Rate for past due obligations, and employing a discount rate equal to the Discount Rate on anticipated future obligations, on the amount of the obligations payable on the date of such calculation. In the event this Lease shall be terminated as provided above, by summary proceedings or otherwise, Landlord, its agents, servants or representatives may immediately or at any time thereafter peaceably re-enter and restore possession of the Leased Premises and remove all persons and property therefrom, by summary dispossession proceedings. Tenant hereby acknowledges the special use of the Leased Premises for the conduct of business by a franchised dealer of motor vehicles and agrees that the ability of Landlord to relet the same to another dealer of motor vehicles under a franchise agreement satisfactory to Landlord is extremely uncertain and would be likely to require a substantial amount of time.

          (c) Landlord may recover from Tenant, and Tenant shall pay to Landlord upon demand, as Additional Rent such reasonable and actual expenses as Landlord may incur in recovering possession of the Leased Premises, placing the same in good order and condition and repairing the same for reletting, and all other reasonable and actual expenses, commissions and charges incurred by Landlord in exercising any remedy provided herein or as a result of any Event of Default by Tenant hereunder (including without limitation attorneys’ fees), provided that in no event shall Tenant be obligated to compensate Landlord for any speculative or consequential damages caused by Tenant’s failure to perform its obligations under this Lease.

          (d) The various rights and remedies reserved to Landlord herein, are cumulative, the rights and remedies described in Paragraph 20(a)-(d) shall survive termination of this Lease and Landlord may pursue any and all such rights and remedies and any other available to Landlord under applicable law or equity, whether at the same time or otherwise (to the extent not inconsistent with specific provisions of this Lease); provided, however, that no remedy of termination shall be available to Landlord except as expressly set forth in Paragraph 20(b) after the occurrence of an Event of Default. Notwithstanding anything herein to the contrary, in the event of a non-monetary Event of Default only Landlord expressly waives its right to forcibly dispossess Tenant from the Leased Premises, whether peaceably or otherwise, without judicial process, such that Landlord shall not be entitled to any “commercial lockout” or any other provisions of applicable law which permit landlords to dispossess tenants from commercial properties without the benefit of judicial review. No such waiver shall apply to a monetary Event of Default. In any event, Tenant shall be entitled to remove, at its sole cost and expense, its inventory from the Leased Premises.

      21. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively “Notice” or “Notices”) shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after having been sent by Federal Express or other nationally recognized air courier service, to the Addresses stated below:

          (a) If to Landlord, at the address set forth on the first page of this Lease, with a copy to Winston & Strawn, 1400 L Street, N.W., Washington, D.C. 20005, Attn: Richard F. Williamson, Esq.

          (b) If to Tenant, at the address set forth on the first page of this Lease, Attention: Corporate Secretary, with a copy to: McGuireWoods, L.L.P., One James Center, Richmond, Virginia 23219, Attn: Robert L. Burrus, Jr., Esq.

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and stating in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall serve one or more copies of such Notice upon Lender in the manner aforesaid. For the purposes of this Paragraph, any party may substitute its address by giving fifteen days’ notice to the other party in the manner provided above.

      22. Memorandum of Lease; Estoppel Certificates. Tenant shall execute, deliver and record, file or register from time to time all such instruments as may be required by any present or future law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause a memorandum of this Lease, and any supplement hereto or to such other instrument, if any, as may be appropriate, to be recorded, filed or registered and rerecorded, refiled or re-registered in such manner and in such places as may be required by any present or future law in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded memorandum of this Lease or any other recorded instrument referring to this Lease and the provisions of this Lease, the provisions of this Lease shall prevail. Tenant shall, at any time and from time to time, upon not less than twenty days’ prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, executed by Tenant or, if other than an individual, by a President, Vice President or authorized general partner, principal officer or agent certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that no default by Landlord exists hereunder or specifying each such default; (iv) the remaining Term hereof, and (v) there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said party’s knowledge, specifying and describing the same. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective mortgagee or purchaser of the Leased Premises.

          23. Surrender and Holding Over. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord in the same condition in which the Leased Premises were originally received from Landlord at the commencement of this Lease, except as to any repair or Alteration as permitted or required by any provision of this Lease, and except for ordinary wear and tear and damage by fire, casualty or condemnation but only to the extent Tenant is not required to repair the same hereunder. Tenant may remove at Tenant’s sole cost and expense from the Leased Premises on or prior to such expiration or earlier termination Tenant’s Trade Fixtures and personal property which are owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Tenant’s Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination. Upon such expiration or earlier termination, no party shall have any further rights or obligations hereunder except as specifically provided herein.

      Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred fifty percent (150%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 20.

      24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (ii) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (x) this Lease or the leasehold estate created by this Lease and (y) the fee estate in or ownership of the Leased Premises including, without limitation, Lender’s interest therein, or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

      25. Landlord Exculpation. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in Leased Premises and shall not be enforced against the Landlord individually or personally.

      26. Hazardous Substances.

          (a) Tenant represents and warrants that it will not on, about, or under the Leased Premises, make, treat or dispose of any “hazardous substances” as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. §9601 et seq. (the “Act”), but the foregoing shall not prevent the use to the extent necessary and customary in normal automobile sales and maintenance operations of any such substances in accordance with applicable laws and regulations and Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local laws, rules or regulations governing Hazardous Materials. Hazardous Materials as used herein shall include, without limitation, all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as “hazardous” or “toxic” under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq., any substance listed in the United States Department of Transportation table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes or any modifications thereof or successor statutes thereto; any explosives, radioactive material, and any chemical regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

          (b) To the extent required by the Act and/or any federal, state or local laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises during the initial Term or any extension or renewal Term thereof. Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners and employees harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, attorneys’ fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental law with respect to the Leased Premises; (ii) the “release” or “threatened release” of or failure to remove, as required by this Paragraph 26, “hazardous substances” (as defined in the Act) and Hazardous Materials (as defined above) from the Leased Premises or any portion or portions thereof, now or hereafter existing during the initial Term and any extension or renewal Term whether or not arising out of or in any manner connected with Tenants’ occupancy of the Leased Premises during the initial Term or any extension or renewal Term.

          (c) The Tenant represents and warrants that it will not install any underground storage tank without specific, prior written approval from the Landlord, which may be withheld in its sole discretion. The Tenant will not store combustible or flammable materials on the Leased Premises in violation of the Act and any other federal, state or local laws, rules or regulations governing Hazardous Materials.

          (d) Tenant shall have the unqualified right to install, maintain and operate underground storage tanks to hold petroleum as necessary for normal retail automobile sales and maintenance operations provided such installation, maintenance and operation are carried out in accordance with all Legal Requirements.

      27. Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than 48 hours except in the case of emergency) to enter the Leased Premises at all reasonable business hours, (and at all other times in the event of an emergency), for (i) the purpose of inspecting the same or for the purpose of doing any work under Paragraph 9, and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord or Lender to make any such inspection or do any such work), and (ii) the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within twelve (12) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation.

      28. Statements.

          (a) Tenant shall submit to Lender and Landlord (i) within 45 days of the end of each of the first three fiscal quarters of each fiscal year of Tenant, quarterly balance sheets, income and cash flow statements for Tenant, audited by an independent certified public accountant; (ii) within 90 days of the end of each fiscal year, audited financial statements for Tenant, audited by an independent certified public accountant. Quarterly 10Qs as filed with the Securities and Exchange Commission shall satisfy the requirements contained in (i) herein. Copies of the 10Ks filed with the Securities and Exchange Commission will satisfy the requirement contained in (ii) herein. The obligations of Tenant named herein shall continue whether or not this Lease shall have been assigned.

          (b) Cash Flow Coverage Ratio Certification. Tenant shall provide to Landlord, within forty-five (45) days after the end of each fiscal quarter, a written calculation, prepared by Tenant and certified by Tenant’s chief financial officer, evidencing that Tenant, shall have maintained a Cash Flow Coverage Ratio, during the past four (4) calendar quarters taken as a whole, of no less than 1.5 to 1.0, based on the Quarterly Statements and Annual Statements delivered to Landlord pursuant to Section 28(a) above. For purposes of this Lease, “Cash Flow Coverage Ratio” shall mean the quotient of (i) the sum of all pre-tax net income (computed in accordance with GAAP, consistently applied) plus (A) all rent payable under all leases for real property and improvements to which Tenant is a party (“Aggregate Rent Obligations”), (B) depreciation and amortization, (C) the annual LIFO adjustment; and (D) other non-cash expenses, less recurring capital expenditures and other expense items, if any, that were inappropriately recorded by Tenant as capital expenditures and principal payments under long-term debt divided by (ii) the Aggregate Rent Obligations. Tenant shall provide to Landlord, within ten (10) days after request, all evidence reasonably requested supporting the Cash Flow Coverage Ratio calculations delivered to Landlord. Notwithstanding the foregoing, a failure to satisfy this Cash Flow Coverage Ratio covenant shall not be deemed an Event of Default under this Lease if Tenant provides the following to Landlord within fifteen (15) days after written notice from Landlord:

                 (i) if the Cash Flow Coverage Ratio is below 1.5 to 1.0 but above 1.25 to 1.0, an additional security deposit (the “Additional Security Deposit”) in an amount equal to three (3) months Basic Rent;

                 (ii) if the Cash Flow Coverage Ratio is below 1.25 to 1.0 but above 1.0 to 1.0, an additional security deposit in an amount such that the Additional Security Deposit shall be equal to six (6) months Basic Rent; and

                 (iii) if the Cash Flow Coverage Ratio is below 1.0 to 1.0, an additional security deposit in an amount such that the Additional Security Deposit shall be equal to twelve (12) months Basic Rent.

      The Additional Security Deposit shall be held and applied by Landlord in accordance with Paragraph 29; provided, however, that any remaining Additional Security Deposit once posted shall only be released after such time as the Cash Flow Coverage Ratio has been maintained at least 1.5 to 1.0 for a period of three (3) consecutive fiscal quarters.

      In addition, Tenant shall provide to Landlord, within forty-five (45) days after the end of each fiscal quarter, a quarterly Performance Certification on the form attached hereto as Exhibit “C” for the Leased Premises.

              (c) Tangible Net Worth. During the Lease Term, as the same may be extended, Tenant covenants and agrees to maintain a Tangible Net Worth of not less than One Hundred Million Dollars ($100,000,000). “Tangible Net Worth” shall mean Tenant’s equity (or capital, as applicable), plus 64% of LIFO reserve, less officer and affiliate receivables, less intangible assets. Tenant shall provide to Landlord, within forty-five (45) days after the end of each fiscal quarter and within ninety (90) days after the end of each fiscal year, a written calculation based on the Quarterly Statements and Annual Statements delivered to Landlord pursuant to Section 28(a) above, and certified by Tenant’s chief financial officer, of Tenant’s then Tangible Net Worth.

      29. Security Deposit. Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord an amount equal to 75% of one month’s rent (the “Security Deposit Amount”) as a security deposit which shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the security deposit. Within approximately sixty (60) days after the later of the expiration or earlier termination of the Lease Term or Tenant’s vacating the Leased Premises, Landlord shall return such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant’s obligations, or any default by Tenant, under this Lease. If there shall be any default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Basic Rent, Additional Rent or any other sum as to which Tenant is in default, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant’s default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Leased Premises). If any portion of the security deposit is so used or applied, then within three (3) business days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant’s failure to do so shall constitute an Event of Default under this Lease.

      30. No Usury. The intention of the parties being to conform strictly to the usury laws now in force in the State, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

      31. Broker. Landlord and Tenant represent and warrant to each other that neither party negotiated with any broker in connection with this Lease and that this Lease was negotiated directly by Landlord and Tenant. Each party hereby agrees to indemnify the other against all claims, damages, costs and expenses incurred by the indemnified party as a result of the breach of the foregoing representation or warranty by the indemnifying party.

      32. Waiver of Landlord’s Lien. Landlord hereby waives any Landlord’s lien or similar lien upon Trade Fixtures and any inventory of Tenant regardless of whether such lien is created or otherwise. Landlord agrees, at the request of Tenant, to execute a waiver of any such Landlord’s or similar lien for the benefit of any present or future holder of a security interest in or lessor of any Trade Fixtures or any inventory of Tenant. Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that Trade Fixtures are Tenant’s property and not part of Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

      33. No Waiver. No delay or failure by either party to enforce its rights hereunder shall be construed as a waiver, modification or relinquishment thereof.

      34. Separability. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any persons or circumstances shall to any extent be invalid and Unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

      35. Indemnification. Tenant agrees to defend, pay, protect, indemnify, save and hold harmless Landlord and Lender from and against any and all liabilities, losses, damages, penalties, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from any of the Leased Premises or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of any of or otherwise relating to, the Leased Premises, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon (collectively, “Losses”), whether or not Landlord has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said Loss. In case any action or proceeding is brought against Landlord or Lender by reason of any such Loss, Tenant covenants upon notice from Landlord or Lender to defend Landlord and Lender in such action, with the expenses of such defense paid by Tenant, and Landlord or Lender will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. The obligations of Tenant under this Paragraph 34 shall survive any termination of this Lease with respect to Losses identified in reasonable detail, by the Claim Deadline, as defined below, of the intent to make a claim upon Tenant under such indemnity. The “Claim Deadline” shall be:

          (a) to the extent of any indemnification obligation arising as a result of the claim by a third party against Landlord or Lender, or the claim of a third party against the Leased Premises, the date that is 30 days after the later of (i) the expiration of the period during which such third party claim may be brought under the applicable statute of limitations or (ii) the date which is two (2) years after the expiration or earlier termination of this Lease;

          (b) with respect to any indemnification obligation of Tenant not described in subparagraph (a) above, the day that is two years after the expiration or earlier termination of this Lease

      36. Easements.

          (a) Landlord agrees to enter into with Tenant, at Tenant’s expense including payment of Landlord’s reasonable attorney’s fees, such easements, covenants, waivers, approvals or restrictions for customary and standard utilities, parking or other matters as desirable for operation of the Leased Premises (collectively, “Easement”) as requested by Tenant, subject to Landlord’s approval of such Easement, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of the Leased Premises and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord in writing delivered with Tenant’s request with respect to such Easement. Tenant’s request shall also include Tenant’s written undertaking acknowledging that Tenant shall remain liable hereunder as a principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement. If Landlord shall fail to approve or disapprove any such Easement, within a period of thirty (30) days from receipt of same, then Landlord shall be deemed to have approved such Easement.

      37. Headings. The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

      38. Modifications. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

      39. Successors, Assigns. The covenants of this Lease shall run with the Land and bind Tenant, the heirs, distributees, personal representatives, successors and permitted assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns. In the event there is more than one Tenant, the obligation of each shall be joint and several. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

      40. Counterparts. This Lease may be executed in several counterparts, which together shall be deemed one and the same instrument.

      41. Governing Law. This Lease shall be governed by and construed according to the laws of the State.

      42. REIT Representations, Warranties and Covenants.

          (a) Tenant acknowledges that Capital Automotive REIT, a Maryland real estate investment trust and an Affiliate of Landlord (the “Company”), intends to elect to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Tenant shall not take or omit to take any action, or permit any status to exist at the Leased Premises, which would adversely affect the Company’s status as a REIT.

          (b) Notwithstanding anything contained herein to the contrary and without limiting the generality of Paragraph 42(a), Tenant shall not: (i) sublet all or part of the Leased Premises or assign this Lease on any basis such that the rental or other amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee except for any amounts received or accrued based on a fixed percentage or percentages of receipts or sales;(ii) sublet all or part of the Leased Premises or assign this Lease to any person or entity in which, under Section 856(d)(2)(B) of the Code, Landlord or its general partner owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code), a ten percent (10%) or greater interest; or (iii) sublet all or part of the Leased Premises or assign this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Paragraph 42(b) shall likewise apply to any further subleasing by any subtenant. All references herein to Section 856 of the Code also shall refer to any amendments thereof or successor provisions thereto.

          (c) Without limiting the generality of Paragraph 42(a), Tenant covenants and agrees that, during the Lease Term, Tenant and its controlling shareholders and its or their Affiliates will not acquire, directly or indirectly, more than a nine and nine-tenths percent (9.90%) interest in Capital Automotive REIT, within the meaning of Section

856(d)(2)(B) of the Code, and any amendments thereof or successor provisions thereto. Tenant covenants and agrees that it will divest itself or cause such others under its control to divest themselves of such shares of Capital Automotive REIT as may be necessary to satisfy the limitations of this Paragraph.

      43. Arbitration.

          (a) Notwithstanding anything to the contrary contained in this Lease, in the event Landlord and Tenant are unable to agree whether a Taking, even after restoration, would be substantially and materially adverse to the business of Tenant as provided in Section 12(b), the parties agree to waive the remedy of litigation (except for extraordinary relief in an emergency situation) and agree that such controversy shall be determined by arbitration as hereafter provided in this Section 43.

          (b) The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration before the American Arbitration Association. The selection of arbitrators shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association. The party or parties giving notice shall request a listing of available arbitrators from the American Arbitration Association, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen (15) days, it is agreed that the American Arbitration Association may make such selections as are necessary to complete the panel of three (3) arbitrators.

          (c) Within five (5) business days after the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in Washington, D.C., at which the parties may appear and be heard, which shall be no later than fifteen (15) days after certification of the arbitration panel. The applicable rules shall be those in effect at the time for the resolution of commercial disputes promulgated by the American Arbitration Association. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy. Provided, however, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

LANDLORD:

CAR CMX L.P., a Delaware limited partnership

By: CAR MOM INC., a Delaware corporation, its general partner By: Its:

TENANT:

CARMAX, INC.

By: Its:

EXHIBITS:

EXHIBIT “A”           LEASED PREMISES

EXHIBIT “B”           INITIAL BASE RENT

EXHIBIT “C”           PERFORMANCE CERTIFICATION

EXHIBIT “D”           REJECTABLE OFFER SCHEDULE

EXHIBIT “E”           TRADE FIXTURES

EXHIBIT “F”           SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

[EXHIBITS INTENTIONALLY OMITTED]

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